Exhibit 1.1

FIRST AMENDMENT TO DEALER MANAGER AGREEMENT

February 9, 2023

Gladstone Securities, LLC

1521 Westbranch Drive, Suite 100

McLean, Virginia 22102

Attn: John Kent

Ladies and Gentlemen:

Reference is made to that certain Dealer Manager Agreement, dated as of February 20, 2020 (the “Dealer Manager Agreement”), by and between Gladstone Commercial Corporation, a Maryland corporation (the “Company”) and Gladstone Securities, LLC, a Connecticut limited liability company (the “Dealer Manager”), pursuant to which the Company is offering an aggregate of 26,000,000 shares of its 6.00% Series F Cumulative Redeemable Preferred Stock, par value $0.001 per share (the “Shares”), for sale to the public, of which 20,000,000 Shares are intended to be offered pursuant to the primary offering and 6,000,000 Shares are intended to be offered pursuant to the Company’s dividend reinvestment plan (the “DRIP”) to those holders of Shares who elect to participate in such DRIP. As of the date hereof, 670,141 Shares have been sold in the primary offering and 24,590 Shares have been sold pursuant to the DRIP.

All capitalized terms used in this First Amendment to Dealer Manager Agreement, by and between the Company and the Dealer Manager (this “Amendment”) and not otherwise defined herein shall have the respective meanings assigned to such terms in the Dealer Manager Agreement.

The Company and the Dealer Manager agree as follows:

1.	Amendments to Dealer Manager Agreement. The Dealer Manager Agreement is amended as follows:

a.	The sixth paragraph of the preamble to the Dealer Manager Agreement is deleted in its entirety and replaced with the following:

“The Company has prepared and filed with the SEC on November 23, 2022 a shelf registration statement on Form S-3 (File No. 333-268549) that contains a base prospectus (the “Base Prospectus”). The Company may file one or more additional registration statements on Form S-3 from time to time that will contain a base prospectus and related prospectus or prospectus supplement, if applicable, with respect to the Shares. Such registration statement registers the issuance and sale by the Company of the Shares under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”). Such registration statement, including any information deemed to be a part thereof pursuant to Rule 430B or Rule 430C under the Securities Act, including all financial statements, exhibits and schedules thereto and all documents incorporated or deemed to be incorporated therein by reference pursuant to Item 12 of Form S-3 under the Securities Act as from time to time amended, supplemented or replaced is herein referred to as the “Registration Statement,” and the prospectus constituting a part of such registration statement, together with any prospectus supplement filed with the SEC pursuant to Rule 424(b) under the Securities Act relating to the Shares (as amended and supplemented, the “Prospectus Supplement”), including all documents incorporated or deemed to be incorporated therein by reference, in each case, as from time to time amended, supplemented or replaced, is referred to herein as the “Prospectus,” except that if any revised prospectus is provided to the Dealer Manager by the Company for use in connection with the Offering of the Shares that is not required to be filed by the Company pursuant to Rule 424(b) under the Securities Act, the term “Prospectus” shall refer to such revised or new prospectus from and after the time it is first provided to the Dealer Manager for such use. The Registration Statement at the time it originally became effective is herein called the “Original Registration Statement.”

b.	Section 1.1 of the Dealer Manager Agreement is deleted in its entirety and replaced with the following:

The Original Registration Statement became effective under the Securities Act upon filing with the SEC. The Company has complied to the SEC’s satisfaction with all requests of the SEC for additional or supplemental information, if any. No stop order suspending the effectiveness of the Registration Statement is in effect and no proceedings for such purpose have been instituted or are pending or, to the best knowledge of the Company, are contemplated or threatened by the SEC.

c.	The Company’s notice information Section 15 of the Dealer Manager Agreement is deleted in its entirety and replaced with the following:

To Company:	Gladstone Commercial Corporation
1521 Westbranch Drive, Suite 100
McLean, Virginia 22102
Attention: David Gladstone, Chairman, Chief Executive Officer and President; Gary Gerson, Chief Financial Officer

2.

Effectiveness. This Amendment shall become effective as of the date hereof. Upon the effectiveness hereof, all references in the Dealer Manager Agreement to “this Agreement” or the like shall refer to the Dealer Manager as further amended hereby.

3.	Conflict. In the event of any conflict between this Amendment and the Dealer Manager Agreement, this Amendment shall control.

4.

Full Force and Effect. Except as expressly modified and amended by this Amendment, the Dealer Manager Agreement shall continue in full force and effect and is hereby ratified and confirmed in all respects.

5.

Counterparts. This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed Amendment by one party to the other may be made by facsimile or email transmission.

[Signature Page Follows.]

IN WITNESS WHEREOF, the Company and the Dealer Manager have executed this Amendment as of the date first written above.

GLADSTONE COMMERCIAL CORPORATION

By:	/s/ David J. Gladstone
Name:	David J. Gladstone
Title:	Chairman, Chief Executive Officer and President

GLADSTONE SECURITIES, LLC

By:	/s/ John Kent
Name:	John Kent
Title:	Managing Principal

Signature Page to First Amendment to Dealer Manager Agreement